EXHIBIT 10.15
SUBSTITUTE OPTION CERTIFICATE
Optionee:
     This Option and any securities issued upon exercise of this Option are subject to restrictions on voting and transfer and requirements of sale and other provisions as set forth in the Stockholder Agreement among West Corporation and certain investors, dated as of October 24, 2006, as amended from time to time (the “Stockholder Agreement”) and the Registration Rights and Coordination Agreement referred to therein (the “Registration Rights and Coordination Agreement”). This Option and any securities issued upon exercise of this Option constitute an Option and Shares, respectively, as defined in the Stockholder Agreement.
WEST CORPORATION
NONQUALIFIED STOCK OPTION
CERTIFICATE
     This stock option agreement (the “Agreement”) is hereby entered into between West Corporation, a Delaware corporation (the “Company”), and the Optionee pursuant to the Company’s 2006 Executive Incentive Plan, as amended from time to time (the “Plan”). For the purpose of this Agreement, the “Grant Date” shall mean ___, 2006.
1.	Grant of Option. This certificate evidences the grant by the Company on the Grant Date to the Optionee of an option to purchase (the “Option”), in whole or in part, on the terms provided herein and in the Plan, [ ] Units at $[100.00] per Unit.

Each “Unit” consists of 8 shares of Class A Common Stock of the Company, par value $.001 per share, and 1 share of Class L Common Stock of the Company, par value $.001 per share, subject to adjustment as provided in the Plan. The Option evidenced by this certificate may only be exercised for whole Units. The Option evidenced by this certificate is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (the “Code”). This Option is granted in substitution of an option (which option is hereby deemed cancelled) held by the Optionee in West Corporation (“Rollover Option”). Except as permitted in Section 409A Rollover Law and expressly provided in this Agreement, the terms of the Rollover Option are deemed incorporated into this Option; it being understood, that the exercise price and the number of shares may be adjusted as permitted under Section 409A Rollover Law. The Option shall be subject to the terms of the plan that previously governed the Rollover Option immediately prior to the date hereof, and to the terms of any other agreement previously governing the Rollover Option for which this Option is substituted to the extent required by Section 409A Rollover Law, and will also be governed by the Plan, as applicable, and the Stockholder Agreement and Registration Rights and Coordination Agreement, in each case to the extent consistent with Section 409A Rollover Law.

2.	Vesting. The Option is fully vested.

3.	Exercise of Option. Each election to exercise this Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Optionee or by his or her executor or administrator or by the Person or Persons to whom this Option is transferred by will or the applicable laws of descent and distribution (the “Legal Representative”), and made pursuant to and in accordance with the terms and conditions set forth in the Plan. The latest date on which this Option may be exercised (the “Final Exercise Date”) is the latest date upon which the Rollover Option was exercisable, subject to earlier termination in accordance with the terms and provisions of the Plan and this Agreement.

4.	Representations and Warranties of Optionee.

Optionee represents and warrants that:
(a)	Authorization. Optionee has full legal capacity, power, and authority to execute and deliver this Agreement and to perform Optionee’s obligations hereunder. This Agreement has been duly executed and delivered by Optionee and is the legal, valid, and binding obligation of Optionee enforceable against Optionee in accordance with the terms hereof.

(b)	No Conflicts. The execution, delivery, and performance by Optionee of this Agreement and the consummation by Optionee of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which Optionee is subject, (ii) violate any order, judgment or decree applicable to Optionee, or (iii) conflict with, or result in a breach of default under, any term or condition of any agreement or other instrument to which Optionee is a party or by which Optionee is bound.

(c)	No Other Agreements. Except as provided by this Agreement, the Stockholder Agreement, the Registration Rights and Coordination Agreement, the plan that previously governed the Rollover Option immediately prior to the date hereof, the terms of any other agreement previously governing the Rollover Option, and the Plan, Optionee is not a party to or subject to any agreement or arrangement with respect to the voting or transfer of this Option or the shares of common stock issued upon exercise hereof.

(d)	Thorough Review, etc. Optionee has thoroughly reviewed the Plan and this Agreement in their entirety. Optionee has had an opportunity to obtain the advice of counsel (other than counsel to the Company or its Affiliates) prior to executing this Agreement, and fully understands all provisions of the Plan and this Agreement.

(e)	Investment Intent. The Optionee is acquiring the Stock solely for the Optionee’s own account for investment and not with a view to or for sale in connection with any distribution of the Stock or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the

Stock or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act. The Optionee further represents that the entire legal and beneficial interest of the Stock is being acquired, and will be held, for the account of the Optionee only and neither in whole nor in part for any other person.

(f)	Absence of Solicitation. The Optionee was not presented with or solicited by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media, or broadcast over television, radio or similar communications media, or presented at any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(g)	Residence. The Optionee’s principal residence is located at the address indicated beneath the Optionee’s signature below.

(h)	Information Concerning the Company. The Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock. The Optionee further represents and warrants that the Optionee has discussed the Company and its plans, operations and financial condition with its officers, has received all such information as the Optionee deems necessary and appropriate to enable the Optionee to evaluate the financial risk inherent in acquiring the Stock and has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

(i)	Capacity to Protect Interests. The Optionee is an ‘accredited investor’ as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended, and the Optionee has either (i) a preexisting personal or business relationship with the Company or any of its officers, directors, or controlling persons, consisting of personal or business contacts of a nature and duration to enable the Optionee to be aware of the character, business acumen and general business and financial circumstances of the person with whom such relationship exists, or (ii) such knowledge and experience in financial and business matters as to make the Optionee capable of evaluating the merits and risks of an investment in the Stock and to protect the Optionee’s own interests in the transaction, or (iii) both such relationship and such knowledge and experience.

5.	Other Agreements. Optionee acknowledges and agrees that the shares received upon exercise of this Option shall be subject to the Stockholder Agreement, the Registration Rights and Coordination Agreement and the transfer and other restrictions, rights, and obligations set forth in those agreements. By executing this Agreement, Optionee hereby becomes a party to and bound by the Stockholder Agreement and by the Registration Rights and Coordination Agreement as a Manager (as such term is defined in those agreements), without any further action on the part of Optionee, the Company or any other person.
6.	Legends. Certificates evidencing any shares issued upon exercise of the Option granted hereby may bear the following legends, in addition to any legends which may be required by the Stockholder Agreement or by the Registration Rights and Coordination Agreement:

“The securities represented by this certificate were issued in a private placement, without registration under the Securities Act of 1933, as amended (the “Act”), and may not be sold, assigned, pledged, or otherwise transferred in the absence of an effective registration under the Act covering the transfer or an opinion of counsel, satisfactory to the issuer, that registration under the Act is not required.”
7.	Withholding. No shares will be transferred pursuant to the exercise of this Option unless and until the person exercising this Option shall have remitted to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements, or shall have made other arrangements satisfactory to the Company with respect to such taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator shall, at the election of the Participant, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the applicable minimum statutory withholding rate).
8.	Nontransferability of Option. Except as provided by the following sentence, this Option is not transferable by the Optionee other than by will or the applicable laws of descent and distribution, and is exercisable during the Optionee’s lifetime only by the Optionee. Subject to the Stockholder Agreement and the Registration Rights and Coordination Agreement, this Option shall be transferable to the extent permitted by Rule 701 under the Securities Act of 1933, as amended.
9.	Status Change. Upon the termination of the Optionee’s Employment, this Option shall continue or terminate, as and to the extent provided in the Plan, except to the extent required under Section 409A Rollover Law.
10.	Effect on Employment. Neither the grant of this Option, nor the issuance of shares upon exercise of this Option, shall give the Optionee any right to be retained in the employ of the Company or its Affiliates, affect the right of the Company or its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.

11.	Indemnity. Optionee hereby indemnifies and agrees to hold the Company harmless from and against all losses, damages, liabilities and expenses (including without limitation reasonable attorneys fees and charges) resulting from any breach of any representation, warranty, or agreement of Optionee in this Agreement or any misrepresentation of Optionee in this Agreement.
12.	Provisions of the Plan. This Option is subject to the terms of the plan that previously governed the Rollover Option immediately prior to the date hereof and to the terms of any other agreement previously governing the Rollover Option for which this Option is substituted, which are incorporated herein by reference, to the extent required by Section 409A Rollover Law. The Option is also subject to the provisions of the Plan, as applicable, which are also incorporated herein by reference. A copy of the Plan as in effect on the date of the grant of this Option has been furnished to the Optionee. By exercising all or any part of this Option, the Optionee agrees to be bound by the terms of the Plan and this Option. In the event of any conflict between the terms of this Option and the Plan, between this Option and plan that previously governed the Rollover Option immediately prior to the date hereof, or between this Option and any other agreement previously governing the Rollover Option for which this Option is substituted, the terms of this Option shall control, except to the extent required under Section 409A Rollover Law.
13.	Definitions. The initially capitalized terms Optionee and Grant Date shall have the meanings set forth on the first page of this Agreement; initially capitalized terms not otherwise defined herein shall have the meaning provided in the Plan and the Stockholder Agreement, and, as used herein, the following terms shall have the meanings set forth below:
     “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.
     “Person” shall mean any individual, partnership, corporation, association, trust, joint venture, unincorporated organization or other entity.
     “Section 409A Rollover Law” shall mean Section 409A of the Code and guidance issued thereunder (or applicable thereto) including but not limited to Internal Revenue Service Notice 2005-1 (including Q&A 4(d)(ii) thereof), proposed Treasury Regulations in respect of Section 409A of the Code (including Section 1.409A-1(b)(5) of such proposed regulations), Treasury Regulation Section 1.424-1 and any subsequent guidance under Section 409A of the Code.
14.	General. For purposes of this Option and any determinations to be made by the Administrator or Compensation Committee, as the case may be, hereunder, the determinations by the Administrator or Compensation Committee, as the case may be, shall be binding upon the Optionee and any transferee.
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     IN WITNESS WHEREOF, the Company has caused this Option to be executed under its corporate seal by its duly authorized officer. This Option shall take effect as a sealed instrument.

WEST CORPORATION
By:
Name:
Title:

Dated:

Acknowledged and Agreed

Name:

Address of Principal Residence: